UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report:    April 26, 2010

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification Number)

11290 Pyrites Way, Suite 200

Gold River, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 7.01 – Regulation FD Disclosure

InsWeb’s Board of Directors has determined that it is in the best interests of the company to explore two acquisition opportunities that have been presented to management.  Any acquisition will be evaluated in terms of the prospects for accelerating profitable growth by expansion into other product lines and bolstering marketing expertise. The discussions with the potential acquisition targets are in the very early stages and InsWeb is unable to predict whether either opportunity would meet our requirements; and therefore we can not determine when, or if, an acquisition will take place.

Except as required by law, InsWeb will not provide periodic updates on the status of the discussions or its acquisition strategy.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 shall be deemed to be “furnished” to the SEC and not deemed to be “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Cautionary Statement
The information in this Current Report on Form 8-K contains forward-looking statements concerning InsWeb’s acquisition strategy and discussions with potential acquisition targets. This information is inherently dynamic and subject to rapid and even abrupt changes. The outcome of InsWeb’s acquisition strategy, or the effect of an acquisition on InsWeb’s financial results, might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the Company's business, which include, but are not limited to, fluctuations in our key operating results. The forward-looking statements should be considered in the context of all risk factors disclosed in the Company's filings with the Securities and Exchange Commission.

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2010	INSWEB CORPORATION
(Registrant)

/s/ Kiran Rasaretnam
Kiran Rasaretnam
Chief Financial Officer